Exhibit 99.5
                            CHARTWELL RE CORPORATION
                                     AMENDED
                       CHARTWELL RE 1993 STOCK OPTION PLAN

1.       Purpose; Types of Awards.
         ------------------------

                  The purpose of the Chartwell Re 1993 Stock Option Plan is to afford an incentive to directors, officers and other key employees of the Company or any subsidiary of the Company which now exists or hereafter is organized or acquired by the Company, to acquire a proprietary interest in the Company, to increase their efforts on behalf of the Company and to promote the success of the Company's business. The Committee may grant Options which shall constitute either Nonqualified Stock Options or Incentive Stock Options.

2.       Definitions.
         -----------
                  As used in this Plan, the following words and phrases shall have the meanings indicated:
                           (a) "Board" shall mean the Board of Directors of  the
                  Company.

                           (b) "Change in Capitalization" shall mean any increase, reduction, or change or exchange of shares of Common Stock for a different number or kind of shares or other securities of the Company by reason of a reclassification, recapitalization, merger, consolidation, reorganization, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

                           (c) "Change in Control of the Company" shall mean the occurrence of one of the following events:

                                (i)  any  "person"  (as  defined in Section 3(a)
                           (9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as such term is modified in Sections 13(d) and 14(d) of the Exchange Act, excluding the Company or any of its subsidiaries or Wand Partners Inc. (or any of its affiliates), a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or


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

                                    (ii)  during any period of not more than two
                           consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause
                           (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                                    (iii)  the   shareholders   of  the  Company
                           approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or
                           (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

                                    (iv) the shareholders of the Company approve
                           a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

                          (d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                           (e)  "Committee" shall have  the meaning set forth in
                   Section 3 hereof.

                           (f) "Common Stock" shall mean shares of common stock, par value $.01 per share, of the Company.

                           (g) "Company" shall mean Chartwell Re Corporation, a Delaware corporation.


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

                           (h) "Disability" shall mean the Optionee's incapacity
                  due to physical or mental illness, as a result of which the Optionee shall have been absent from his duties of employment with the Company or a Subsidiary Corporation of the Company on a full-time basis for the entire period of six (6) consecutive months, and within thirty (30) days after written notice of termination is given by the Company or a Subsidiary Corporation of the Company (which notice may be given within thirty (30) days before or at any time after the end of such three month period) shall not have returned to the performance of such duties on a full-time basis.

                           (i) "Fair Market  Value" per share as of a particular
                  date shall mean (i) the closing sales price per share of Common Stock on the national securities exchange on which the Common Stock is principally traded, for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

                           (j) "Incentive Stock Option" shall mean an Option within the meaning of Section 422 of the Code.

                           (k) "Initial Option" shall mean an Option granted prior to the Initial Public Offering that is designated as an Initial Option in the Option Agreement.

                           (l) "Initial Public  Offering" shall mean the initial
                  public offering of Common Stock pursuant to a registration statement under the Securities Act of 1933 filed with the Securities Exchange Commission.

                           (m) "Option" or "Options" shall mean a grant to an Optionee of an option or options to purchase shares of Common Stock. Options granted by the Committee pursuant to the Plan shall constitute either Nonqualified Stock Options or Incentive Stock Options, as determined by the Committee.

                           (n)  "Optionee" shall  have the meaning set forth  in
                  Section 3 hereof.

                           (o) "Option Price" shall have the meaning set forth in Section 3 hereof.

                           (p) "Nonqualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

                           (q) "Parent  Corporation"  shall mean any corporation
                  (other than the Company) in an unbroken chain of corporations ending with the employer corporation if, at the time of granting an Option, each of the corporations other than the employer corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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

                           (r) "Plan" shall mean the Chartwell Re 1993 Stock Option Plan.

                           (s) "Plan Year" shall mean each calendar year that the Plan is in effect.

                           (t)  "Subsidiary   Corporation"   shall   mean   any
                  corporation (other than the Company) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                           (u) "Ten Percent  Shareholder" shall mean an Optionee
                  who, at the time an Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary Corporations.

3.       Administration.
         --------------

                  The Plan shall be administered by a committee of directors (the "Committee") established by the Board. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the purchase price of the shares of Common Stock covered by each Option (the "Option Price"); to determine the persons to whom, and the time or times at which Options shall be granted, (each such person is referred to herein as an "Optionee"); to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the agreements (which need not be identical) entered into in connection with Options granted under the Plan; to cancel or suspend Options, as necessary; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees. Notwithstanding the foregoing provisions of this paragraph, the grant of Initial Options may be made by the Board, in its discretion, with the same authority otherwise vested in the Committee under this paragraph, it being understood that upon the appointment of the Committee in accordance with the first paragraph of this Section 3, the Committee shall thereafter have all such authority with respect to the Initial Options and any Options to be granted subsequent to the Initial Options.

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

                  The Board shall fill all vacancies, however caused, in the Committee. The Board may at any time remove any Committee members and substitute others. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a chairman and a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

                  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.       Eligibility.
         -----------

                  Options may be granted to directors, officers and other key employees of the Company or any Subsidiary Corporation of the Company which now exists or hereafter is organized or acquired by the Company. In determining the persons to whom Options shall be granted and the number of shares to be covered by each Option, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.       Common Stock Subject to the Plan.
         --------------------------------

                  The maximum number of the shares of Common Stock reserved for the grant of Options shall be 1,000,000, subject to adjustment as provided in
Section 9(a) hereof. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company.

                  If any outstanding Option under the Plan should, for any reason expire, be canceled or be terminated, without having been exercised in full, the shares of Common Stock allocable to the unexercised, canceled or terminated portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent grants of Options under the Plan.

6.       Incentive Stock Options.
         -----------------------

                  Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and condition specified in Section 8 hereof.


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

                           (a) Value of Shares.  The aggregate Fair Market Value
                  (determined as of the date that Incentive Stock Options are granted) of the shares of Common Stock with respect to which Options granted under this Plan and all other option plans of the Company and any Parent or Subsidiary Corporation become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000. To the extent this
                  Section 6(a) is not complied with, any Option which no longer qualified as an Incentive Stock Option will be converted into a Nonqualified Stock Option.

                           (b) Ten Percent Shareholders. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder,
                  (i) the Option Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock on the date of grant of such Incentive Stock Option, and (ii) the exercise period shall not exceed five (5) years from the date of grant of such Incentive Stock Option.

7.       Nonqualified Stock Options.
         --------------------------

                  Options granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

8.       Terms and Conditions of Options.
         -------------------------------

                  Each Option granted pursuant to the Plan shall be evidenced by a written agreement between the Company and the Optionee in such form as the Committee shall from time to time approve (the "Option Agreement"), which Option Agreement shall be subject to and set forth the following terms and conditions.

                           (a) Number of Shares.  Each  Option  Agreement  shall
                  state the number of shares of Common Stock to which the Option relates; provided, however, that subject to adjustment pursuant to Section 9(a) hereof, no executive officer of the Company may be granted in any calendar year Options to purchase in excess of 200,000 shares.

                           (b) Type of Option.  Each  Option   Agreement   shall
                  specifically    state   whether  the   Option   constitutes  a
                  Nonqualified Stock Option or an Incentive Stock Option.



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

                           (c) Option Price.  Each Option  Agreement shall state
                  the Option Price which shall not be less than the Fair Market Value of the shares of Common Stock covered by the Option on the date of grant; provided, however, that Initial Options may have an Option Price per share of Common Stock equal to: (i) $22.00, (ii) the lesser of $30 or 120% of the offering price per share of Common Stock offered in the Initial Public Offering or (iii) the lesser of $30 or the offering price per share of Common Stock offered in the Initial Public Offering. The Option Price shall be subject to adjustment as provided in
                  Section 9 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, except to the extent any such resolution provides otherwise.

                           (d) Method and Time of Payment. Each Option Agreement
                  shall require that the Option Price be paid in full, at the time of exercise of an Option, in cash or by certified or cashier's check or with shares of Common Stock either previously owned by the Optionee or otherwise issuable upon the Option exercise (valued at Fair Market Value as of the exercise date), or in a combination thereof. The Committee, in its discretion, may also permit the payment of the Option Price by a cashless exercise procedure.

                           (e) Term and  Exercisability of Options.  Each Option
                  shall become vested and exercisable pursuant to the terms and conditions of the Optionee's Option Agreement and Section 9(b) hereof. The Committee, in its discretion, may accelerate the exercisability of any Option. Except as specifically provided in Sections 8(f) and 8(g) hereof, all Options shall expire ten
                  (10) years from the date of grant of such Option (five (5) years in the case of incentive Stock Option granted to a Ten-Percent Stockholder) or on such earlier date as may be prescribed by the Committee and set forth in the Option
                  Agreement. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent; provided, however, that an Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

                           (f) Termination of Employment.  Except as provided in
                  Section 8(g) hereof, each Option granted hereunder shall terminate, to the extent not theretofore exercised, three (3) months following the date that the Optionee ceases to be employed by the Company or any Subsidiary Corporation of the Company due to any reason (or on such other date as may be prescribed by the Committee and set forth in any Option Agreement).

                           (g) Death or Disability  of Optionee.  If an Optionee
                  shall die while employed by the Company or any Subsidiary Corporation of the Company (or within any period following termination of employment as the Committee may have provided pursuant to Section 8(f) hereof), or if the Optionee's employment shall terminate by reason of Disability, all Options theretofore granted to such Optionee ( to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Optionee or by the Optionee's estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the Death or Disability of the Optionee, at any time within one year after the date of Death or Disability of the Optionee; provided, however, that the Committee may, in any Option Agreement, extend such period of exercisability. In the event that an Option granted hereunder shall be exercised by the legal representatives of a decreased or former Optionee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative to exercise such Option.

                           (h) Service on the Board. With respect to any non-employee member of the Board who receives an Option hereunder, service on the Board shall be treated as employment with the Company for purposes of this Section 8 and Section 15 hereof.

                           (i) Other Provisions. The Option Agreements evidencing Options under the Plan shall contain such other terms and conditions, not inconsistent with the Plan, as the Committee may determine.

9.       Effect of Certain Changes.
         -------------------------

                  (a) In the event of a Change in Capitalization or the distribution of an extraordinary dividend, the Committee shall promptly make equitable adjustments to the number and class of shares of Common Stock available for Options, the number of shares which may be subject to Options pursuant to Section 5(a) hereof, the number of shares of Common Stock or other securities covered by outstanding Options after the effective date of such transaction and the Option Price of such outstanding Options, as it deems appropriate; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                           (b) In the event of a Change in Control of the Company, each Option then outstanding shall become immediately and fully exercisable.

10.      Period During Which Options May Be Granted.
         ------------------------------------------

                  Options may be granted pursuant to the Plan from time to time within a period of ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

11.      Nontransferability of Options.
         -----------------------------

                  Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and Options may be exercised or otherwise realized, during the lifetime of the Optionee, only by the Optionee or by his guardian or legal representative.


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


12.      Beneficiary.
         -----------

                  An Optionee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Optionee, the executor or administrator of the Optionee's estate shall be deemed to be the Optionee's beneficiary.

13.      Agreement by Optionee Regarding Withholding Taxes.
         -------------------------------------------------

                  If the Committee shall so require, as a condition of exercise of an Option granted hereunder, each Optionee shall agree that no later than the date of exercise, the Optionee will pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld upon the exercise of an Option. To the extent provided in the applicable Option Agreement, such payment may be made by the Optionee with shares of Common Stock (whether previously owned by, or issuable upon the exercise of an Option awarded to, such Optionee) having a Fair Market Value equal to the amount of such taxes. In the event the Optionee does not pay to the Company any such taxes, or make arrangements satisfactory to the Committee regarding the payment of such taxes, the Committee may provide for the Company to deduct federal, state and local taxes of any kind required by law to be withheld upon the exercise of an Option from any payment of any kind due to the Optionee.

14.      Rights as a Stockholder.
         -----------------------

                  An Optionee or a transferee of an Option shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option until the date of the issuance of a stock certificate to him for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9 hereof.

15.      No Rights to Employment.
         -----------------------

                  Nothing in the Plan or in any Option granted hereunder or Option Agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of the Company or any Subsidiary Corporation of the Company or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement or to interfere with or limit in any way the right of the Company or any Subsidiary Corporation of the Company to terminate such Optionee's employment.


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


16.      Approval of Stockholders.
         ------------------------

                  The Plan shall be subject to approval by the holder(s) of a majority of the issued and outstanding shares of the Company's capital stock which are entitled to vote, which approval must occur within one year after the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not so approve the Plan then, upon such event, this Plan and all rights hereunder or under any Option Agreement entered into in connection herewith shall immediately terminate and no Optionee (or any permitted transferee thereof) shall have any remaining rights under the Plan.

17.      Amendment and Termination of the Plan.
         -------------------------------------

                  The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that any amendment shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of the Company's capital stock which are entitled to vote if the Board deems such approval advisable to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934 or any other law or regulation or to maintain the status of Incentive Stock Options under the Code. Except as provided in Section 9 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, without the express written consent of the Optionee.

18.      Governing Law.
         -------------

                  The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

19.      Effective Date and Duration of the Plan.
         ---------------------------------------

                  This Plan shall, subject to Section 16 hereof, be effective as of July 29, 1993, the date of its adoption by the Board of Directors, and shall terminate on July 29, 2003, but such Plan termination shall not affect any Options outstanding at such time.




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


20.      Cancellation and substitution of Options Upon Merger.
         ----------------------------------------------------

                  Notwithstanding anything to the contrary contained in the Plan, at the time of the merger (the "Effective Time") of the Company with and into Trenwick Group Inc. ("Trenwick") pursuant to the terms of the Agreement and Plan of Merger between Trenwick and the Company, dated as of June 21, 1999 (the "Merger Agreement"), each outstanding Option under the Plan; whether or not then vested or exercisable, shall be assumed by Trenwick and converted into an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, the number (rounded down to the nearest whole number) of shares of Trenwick's common stock, par value $.10 per share (the "Trenwick Common Stock") determined by multiplying (x) the number of shares of Common Stock subject to such Option immediately prior to the Effective Time by (y) 0.825, at a price per share of Trenwick Common Stock (rounded up to the nearest whole cent) equal to (A) the Option Price for such Option divided by (B) 0.825."

21.      Cancellation and Substitution of Options Upon Business Combination.
         ------------------------------------------------------------------

                 Notwithstanding anything to the contrary contained in the Plan, at the "Effective Time" (as defined in the Amended and Restated Agreement, Schemes of Arrangement and Plan of Reorganization among LaSalle Re Holdings Limited, LaSalle Re Limited, the Company and Trenwick Group Ltd., formerly Gowin Holdings International Limited ("Trenwick Bermuda") dated as of March 20, 2000 (the "Business Combination Agreement")), each outstanding Option under the Plan, whether or not then vested or exercisable, shall be assumed by Trenwick and converted into an option to acquire, on the same terms and conditions as were applicable under such Option prior to the Effective Time, an equivalent number of "New Holdings Shares" (as defined in the Business Combination Agreement).










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